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EXHIBIT 99.3:  FORM OF NOTICE OF GUARANTEED DELIVERY.

                           NOTICE OF GUARANTEED DELIVERY

     This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated _______ __, 1999 (the "Prospectus"), of PurchaseSoft, Inc., a Delaware corporation ("PurchaseSoft"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on April 23, 1999 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering - Guaranteed Delivery Procedures" in the prospectus. Payment of the Subscription Price of $0.90 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) OTC trading days after the Expiration Date.

The address and telecopier numbers of the Subscription Agent are as follows:

If by First Class Mail, Registered Mail or Overnight Delivery:

                      American Stock Transfer & Trust Company
                              Attention:  Rights Agent
                          6201 Fifteenth Avenue, 3rd Floor
                                Brooklyn, NY  11219

                              Facsimile:  718-236-2641

                                  ----------------

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The Undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by PurchaseSoft, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and shares set forth below pursuant to the Over-Subscription Privilege described in the prospectus:

No. of Subscription Rights exercised pursuant to
Basic Subscription Privilege (shares subscribed for):
                                                                    ------------
          plus

No. of Shares subscribed for pursuant to Over-Subscription
Privilege:                                                          ------------

TOTAL:                                                              ------------
                                                                         x $0.90

TOTAL PAYMENT DUE:                                                  $
                                                                      ----------


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     The undersigned understands that payment of the Subscription Price of $0.90 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

     [_] is being delivered to the Subscription Agent herewith; or

     [_] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

          [_] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

          [_] certified check

          [_] bank draft (cashier's check)

          [_] postal, telegraphic or express money order

          [_] wire transfer or immediately available funds


If by certified check, bank draft or express money order, please provide the following information:

     name of maker: ___________________________________________________
     date of check, draft or money order: _________________________________
     bank on which check is drawn or issuer of money order: ______________


Signature(s):                           Address:
               ----------------------            ---------------------------

               ----------------------            ---------------------------

                                                 ---------------------------
                                                    (please type or print)

Name(s):                                Telephone:
               ----------------------              -------------------------

                                        Telephone:
               ----------------------              -------------------------
               (please type or print)               (please type or print)

Subscription
Certificate No.(s):
                        -------------